Exhibit 10.13

This is an English translation

Business Operation Agreement

This Business Operation Agreement (the “Agreement”) is entered into on December 14, 2007 by and among the following parties in Shenyang City, Liaoning Province, the PRC:

Party A:	Penglai Nuokang Pharmaceutical Co., Ltd.

Address: No. 136, Nanguan Road, Penglai City

Party B:	Liaoning Nuokang Medicines Co., Ltd

Address: No. 219, Qingnian Street, Shenhe District, Shenyang City

Party C:	XUE Baizhong

Address: 4-3-2, No. 13, Chongshan Middle Road, Huanggu District,

Shenyang City

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise established in accordance with the laws of the People’s Republic of China (the “PRC”) and registered in the PRC;

2.	Party B is a limited liability company registered in the PRC and carries on the business of wholesaling Chinese formulated medicines, chemical medicines, antibiotics and biochemical medicines;

3.	Party A has established a business relationship with Party B by entering into certain agreements such as an Exclusive Technology Support and Management Consulting Service Agreement;

4.	Party C is a shareholder of Party B and owns 100% of the equity interest in Party B.

5.	Party A, Party B, and Party C agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.

NOW THEREFORE, Party A, Party B and Party C through mutual negotiations hereby agree as follows:

1.	To ensure the performance of the various business agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B and Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or business operation without obtaining prior consent from Party A, including without limitation to the following:

1.1.	To borrow money from any third party or assume any debt;

1.2.	To sell to any third party or acquire from any third party any assets or rights, including without limitation any intellectual property rights;

1.3.	To provide any third party with any security over its assets or intellectual property rights, or create any encumbrance, burden or restriction on its assets, or to provide any other security in any other forms;

1.4.	To assign to any third party the business agreements it enters into;

1.5.	To change or dismiss any of its directors or replace any of its senior management officers;

1.6.	To amend its articles of association or change its business scope;

1.7.	To change its normal business procedure or amend any of its important internal rules and regulations; and

1.8.	To assign to any third party its rights under this agreement.

2.	In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B and Party C hereby jointly agree to accept policies and suggestions provided by Party A from time to time with respect to employment or dismissal of employees, corporate management and financial management system.

3.	Party B and Party C hereby jointly agree that they shall appoint the personnel recommended by Party A as the directors of Party B, and Party B shall engage Party A’s senior management officers or any other candidate recommended by Party A as Party B’s general manager, chief financial officer and other senior management officers. If any of the above officers leaves or is dismissed by Party A, he or she will lose the qualification to assume any position in Party B and, under such circumstance, Party B and Party C shall appoint other senior officers of Party A recommended by Party A to assume such position. Decisions to dismiss the above directors, general manager, chief financial officer and other senior management officers shall be made by Party A and executed jointly by Party B or Party C.

4.	Party B and Party C hereby jointly agree and confirm that, except as set forth in Article 1 herein, Party B shall seek guarantee from Party A first if Party B needs any guarantee for its performance of any contract or its loan of working capital in the course of its business operation. In this case, Party A shall, at its own discretion, have the right but is not obliged to provide appropriate guarantee to Party B. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek the guarantee from other third party.

5.	If any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but is not the obliged to terminate all the agreements between Party A and Party B, including but not limited to the Exclusive Technology and Management Consulting Service Agreement.

6.	Any amendment and supplement to this Agreement shall be made in writing. After being duly executed by each party, such amendment and supplement shall be part of this Agreement and shall have the same legal effect as this Agreement.

7.	This Agreement shall be governed by and construed in accordance with the PRC law.

8.	The parties shall settle in good faith any dispute arising our of the interpretation or performance of this Agreement through friendly consultation. If no settlement can be reached through consultation, each party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the currently effective rules of CIETAC. The arbitration shall be conducted in Beijing and in Chinese. The arbitration decision shall be final and binding upon the parties.

9.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above, upon which this Agreement becomes effective. The term of this Agreement is ten years unless otherwise terminated earlier under the relevant provisions herein. This Agreement may be renewed only upon Party A’s written confirmation prior to the expiration of this Agreement. The renewed term shall be determined pursuant to Party A’s written confirmation.

10.	This Agreement shall be terminated on the expiry date unless it is renewed in accordance with the relevant provision herein. During the term of this Agreement, Party B shall not terminate this Agreement.

Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by serving a thirty-day prior written notice to Party B.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the effective date first written above.

Business Operation Agreement

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Party A: Penglai Nuokang Pharmaceutical Co., Ltd. (with company seal)

By:	/s/ XUE Baizhong
Authorized Representative

Party B: Liaoning Nuokang Medicines Co., Ltd. (with company seal)

By:	/s/ XUE Baizhong
Authorized Representative

Party C: XUE Baizhong

By:	/s/ XUE Baizhong